EXHIBIT 99.1

CONTANGO OIL & GAS COMPANY

NEWS RELEASE

Contango Reports Third Quarter Results, Announces Production Test Results at its Mary Rose #2

Discovery and Updates Operations

MAY 12, 2008 – HOUSTON, TEXAS – Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the three months ended March 31, 2008 of approximately $112.4 million, or $6.97 per basic share and $6.59 per diluted share, which included a gain on the sale of our 10% limited partnership interest in Freeport LNG Development LP of approximately $63.0 million, offset by a loss of approximately $3.0 million related to the sale and write-down of certain assets held by Contango Venture Capital Corporation. Additionally, the results include approximately $69.0 million of discontinued operations related to the sale of our Arkansas Fayetteville Shale properties. This compares to net income attributable to common stock for the three months ended March 31, 2007 of $156,490, or $0.01 per basic and diluted share.

The net income attributable to Contango common stock for the nine months ended March 31, 2008 was approximately $229.4 million, or $14.30 per basic share and $13.45 per diluted share, compared to a net loss attributable to common stock for the nine months ended March 31, 2007 of approximately $2.7 million, or $0.18 per basic and diluted share.

The Company also announced today that its Mary Rose #2 well in Louisiana state waters at State Lease No. 19266 has been successfully completed and production tested at a rate of approximately 29 million cubic feet equivalent per day (“Mmcfe/d”). The Company’s net revenue interest in Mary Rose #2 is 38.67%. The Mary Rose #2 is expected to begin producing by the end of June 2008 to the Company’s recently completed platform at Eugene Island 11.

The Company’s Mary Rose #1 and #3 wells are currently producing at a combined 8/8ths rate of approximately 107 Mmcfe/d, while its three Dutch wells are currently producing at a combined 8/8ths rate of approximately 79 Mmcfe/d, for a total of 186 Mmcfe/d (approximately 72.5 Mmcfe/d net to Contango).

Kenneth R. Peak, the Company’s Chairman and Chief Executive Officer, said “We remain on target to open our data room for the potential sale of Contango Oil & Gas Company prior to the end of June 2008.”

CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
REVENUES:
Natural gas, oil and liquids sales	$20,779,574	$4,517,434	$47,256,798	$6,198,225

Total revenues	20,779,574	4,517,434	47,256,798	6,198,225

EXPENSES:
Operating expenses	1,482,578	110,129	3,159,695	297,184
Exploration expenses	4,261,686	253,741	5,171,795	1,141,803
Depreciation, depletion and amortization	4,077,017	771,064	6,002,997	1,012,854
Impairment of natural gas and oil properties	837,098	—	837,098	192,109
General and administrative expenses	2,209,844	2,371,076	5,307,486	4,900,017

Total expenses	12,868,223	3,506,010	20,479,071	7,543,967

NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE OTHER INCOME AND INCOME TAXES	7,911,351	1,011,424	26,777,727	(1,345,742)

OTHER INCOME (EXPENSE):
Interest expense (net of interest capitalized)	(1,425,715)	(739,510)	(3,585,074)	(1,297,415)
Interest income	914,826	231,253	1,763,335	638,395
Gain (loss) on sale of assets and other	59,919,478	(677,580)	62,034,996	(1,994,265)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	67,319,940	(174,413)	86,990,984	(3,999,027)
Benefit (provision) for income taxes	(23,557,442)	61,095	(30,431,664)	1,313,431

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	43,762,498	(113,318)	56,559,320	(2,685,596)

DISCONTINUED OPERATIONS (NOTE 12)
Discontinued operations, net of income taxes	68,981,433	292,030	174,079,822	291,591

NET INCOME (LOSS)	112,743,931	178,712	230,639,142	(2,394,005)
Preferred stock dividends	345,000	22,222	1,245,000	314,722

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$112,398,931	$156,490	$229,394,142	$(2,708,727)

NET INCOME (LOSS) PER SHARE:
Basic
Continuing operations	$2.69	$(0.01)	$3.45	$(0.20)
Discontinued operations	4.28	0.02	10.85	0.02

Total	$6.97	$0.01	$14.30	$(0.18)

Diluted
Continuing operations	$2.56	$(0.01)	$3.30	$(0.20)
Discontinued operations	4.03	0.02	10.15	0.02

Total	$6.59	$0.01	$13.45	$(0.18)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	16,122,707	15,759,324	16,045,785	15,262,085

Diluted	17,127,187	16,068,154	17,155,007	15,262,085

Production, Prices, Operating Expenses, and Other

	Three Months Ended March 31,		Nine Months Ended March 31,
	2008	2007	2008	2007
	(Dollar amounts in 000’s, except per Mcfe amounts)		(Dollar amounts in 000’s, except per Mcfe amounts)
Production Data:
Natural gas (million cubic feet)	1,555	499	4,651	687
Oil and condensate (thousand barrels)	38	12	95	17
Natural gas liquids (thousand gallons)	1,403	*	2,218	*

Total (million cubic feet equivalent)	1,983	571	5,538	789

Natural gas (million cubic feet per day)	17.1	5.5	16.9	2.5
Oil and condensate (thousand barrels per day)	0.4	0.1	0.3	0.1
Natural gas liquids (thousand gallons per day)	15.4	*	8.1	*

Total (million cubic feet equivalent per day)	21.7	6.1	19.9	3.1

Average Sales Price:
Natural gas (per thousand cubic feet)	$7.35	$7.75	$7.69	$7.55
Oil and condensate (per barrel)	$102.48	$56.20	$87.22	$59.81
Natural gas liquids (per gallon)	$1.56	*	$1.45	*

Selected data per Mcfe:
Lease operating expenses	$0.75	$0.19	$0.57	$0.38
General and administrative expenses	$1.12	$4.17	$0.96	$6.21
Depreciation, depletion and amortization of natural gas and oil properties	$2.00	$1.15	$1.01	$1.28

*	Not meaningful

Contango is a Houston-based, independent natural gas and oil company. The Company’s core business is to explore, develop, produce and acquire natural gas and oil properties primarily offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contango Oil & Gas Company	For information, contact:
3700 Buffalo Speedway, Suite 960	Kenneth R. Peak
Houston, Texas 77098	(713) 960-1901
www.contango.com